UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2016

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2016, the Compensation Committee of the Board of Directors of Crawford & Company (the “Company”) awarded to Harsha V. Agadi, the Company’s interim president and chief executive officer, for his service in such roles, 100,000 restricted stock units (in the form of performance share units), subject to mutual agreement to the terms and conditions of an award agreement relating thereto (the “Agreement”) and the Company’s Executive Stock Bonus Plan (the “Plan”). The Agreement terms were agreed and the Agreement was executed by the Company and Mr. Agadi as of January 26, 2016. Pursuant to the terms of the Agreement, such award will vest on December 31, 2016 and thereafter be payable in an equivalent number of shares of Class A common stock of the Company provided that Mr. Agadi complies with all of the terms and conditions contained in the Agreement and the Plan, including the non-solicit, non-compete, non-disclosure and confidentiality provisions contained in the Agreement.

The form of the Agreement is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description

10.1	Form of restricted stock unit award agreement under the Executive Stock Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ R. Eric Powers, III
Name:	R. Eric Powers, III
Title:	Vice President

Date: January 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of restricted stock unit award agreement under the Executive Stock Bonus Plan